UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2021

PEPTIDE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53230	98-0479983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5348 Vegas Drive #177

Las Vegas, NV 89108

(Address of principal executive offices)

(702) 805-7525

Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  [  ]

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2021, Peptide Technologies, Inc. (“the Company”) entered into an Asset Purchase Agreement with Gregory P. Pilant and Deborah L. Pilant to acquire intangible assets and intellectual property known as the Wound Healing Technology Platform.

The Wound Healing Technology Platform includes the technology platforms for developing a variety of drug candidates and biological solutions for chronic Woundcare problems in humans.

In exchange for such assets, the Company will issue 150,000,000 shares of its restricted common stock to the owners of the technology and Ten Million USD funds (no interest to be paid).  These funds will be paid from revenue generated by the Company and/or Investment money into the Company, within the first 60 months, from date of this agreement.  The closing of the transaction will be within ten (10) days from the signing of the agreement between both the Company and the owners of the technology.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement Dated November 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEPTIDE TECHNOLOGIES, INC.

By:	/s/ Irene Getty
Irene Getty, CFO

Date: November 18, 2021